   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1996

                                                         REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 GARGOYLES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WASHINGTON                                          91-1247269
 (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)


                             5866 SOUTH 194TH STREET
                             KENT, WASHINGTON 98032
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 GARGOYLES, INC.
                     1995 STOCK INCENTIVE COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                                STEVEN R. KINGMA
                    VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                             SECRETARY AND TREASURER
                                 GARGOYLES, INC.
                             5866 SOUTH 194TH STREET
                             KENT, WASHINGTON 98032
                                 (206) 872-6100
                 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------
                                   COPIES TO:

        CYNTHIA L. POPE                               STEWART M. LANDEFELD
114 W. MAGNOLIA STREET, 4TH FLOOR                         PERKINS COIE
  BELLINGHAM, WASHINGTON 98225                    1201 THIRD AVENUE, 40TH FLOOR
                                                  SEATTLE, WASHINGTON 98101-3099
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
   TITLE OF SECURITIES        NUMBER TO BE      PROPOSED MAXIMUM         PROPOSED MAXIMUM             AMOUNT OF
     TO BE REGISTERED        REGISTERED (1)    OFFERING PRICE PER       AGGREGATE OFFERING        REGISTRATION FEE
                                                    SHARE(2)                 PRICE(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value      817,500             $10.25                  $8,379,375                 $2,540
---------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Gargoyles, Inc. 1995 Stock Incentive Compensation Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $10.25 based on the average of the high ($10.75) and low ($9.75) sales prices for the Common
         Stock in the over-the-counter market on November 21, 1996 as reported on the Nasdaq National Market.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on July 3, 1996;

                  (b) All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year covered by the Form S-1 referred to in (a) above.

                  (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on September 9, 1996 under Section 12(g) of the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicate that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 8 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

         The Registrant has also entered into indemnification agreements pursuant to which it has agreed, among other things, to indemnify its directors and officers against certain liabilities.

ITEM 8.  EXHIBITS

    Exhibit
    Number                                   Description
--------------      ----------------------------------------------------------------------
       5.1          Opinion of Perkins Coie

      23.1          Consent of Ernst & Young LLP

      23.2          Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

      24.1          Power of Attorney (see signature page)

      99.1          Gargoyles, Inc. 1995 Stock Incentive Compensation Plan, as amended and restated on July 22, 1996

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Washington, on November 22, 1996.

                                    GARGOYLES, INC.

                                    By    /s/ Douglas B. Hauff
                                          --------------------------------------
                                              Douglas B. Hauff
                                              President, Chief Executive Officer

                                POWER OF ATTORNEY

         EACH PERSON WHOSE INDIVIDUAL SIGNATURE APPEARS BELOW HEREBY AUTHORIZES DOUGLAS B. HAUFF AND STEVEN R. KINGMA AND EACH OF THEM AS ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE IN THE NAME AND ON BEHALF OF SUCH PERSON, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING ANY AND ALL POST-EFFECTIVE AMENDMENTS.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 22, 1996.

              SIGNATURE                                 TITLE
              ---------                                 -----

           /s/ Erik J. Anderson                 Chairman of the Board
-------------------------------------
             Erik J. Anderson

           /s/ Douglas B. Hauff                 President, Chief Executive
-------------------------------------           Officer and Director
             Douglas B. Hauff

           /s/ Steven R. Kingma                 Vice President, Chief Financial
-------------------------------------           Officer, Secretary and Treasurer
             Steven R. Kingma

           /s/ Timothy C. Potts                 Director
-------------------------------------
             Timothy C. Potts

        /s/ William D. Ruckelshaus              Director
-------------------------------------
         William D. Ruckelshaus

           /s/ Paul S. Shipman                  Director
-------------------------------------
             Paul S. Shipman

           /s/ Walter F. Walker                 Director
-------------------------------------
             Walter F. Walker

                                INDEX TO EXHIBITS

      Exhibit
      Number                                  Description
--------------        -----------------------------------------------------------------
       5.1            Opinion of Perkins Coie

      23.1            Consent of Ernst & Young LLP

      23.2            Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

      24.1            Power of Attorney (see signature page)

      99.1            Gargoyles, Inc. 1995 Stock Incentive Compensation Plan, as amended and restated on July 22, 1996